     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 21, 2000
                                                      REGISTRATION NO. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            -------------------------

                               QUIDEL CORPORATION
             (Exact name of Registrant as specified in its charter)

                              10165 MCKELLAR COURT
                               SAN DIEGO, CA 92121
               (Address, including zip code, and telephone number,
       including area code, of Registrant's Principal Executive Offices)

           DELAWARE                         325410               94-2573850
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer
incorporation or organization)   Classification Code Number) Identification No.)

                            -------------------------

                               CHARLES J. CASHION
                             SENIOR VICE PRESIDENT,
                              CORPORATE OPERATIONS,
                             CHIEF FINANCIAL OFFICER
                                  AND SECRETARY
                              10165 MCKELLAR COURT
                               SAN DIEGO, CA 92121
                                 (858) 552-1100
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                            -------------------------

                                   COPIES TO:
                                MARK W. SHURTLEFF
                           GIBSON, DUNN & CRUTCHER LLP
                          JAMBOREE CENTER, 4 PARK PLAZA
                            IRVINE, CALIFORNIA 92614
                                 (949) 451-3800

                            -------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
      From time to time after the Registration Statement becomes effective.

     If the only securities being registered in this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _________________________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                           CALCULATION OF REGISTRATION FEE
======================================================================================================================
                                                                     Proposed           Proposed
               Title of each                      Amount              Maximum            Maximum         Amount of
            Class of Securities                    to be             Offering           Aggregate       Registration
             to be Registered                 Registered (1)(2)  Price Per Share(3)   Offering Price         Fee
----------------------------------------------------------------------------------------------------------------------
 Common Stock, par value $.001 per share          950,000              $7.50           $7,125,000          $1,881
======================================================================================================================


(1) Pursuant to Rule 416 under the Securities Act, this Registration Statement includes additional shares of Common Stock that may be issued in connection with a stock split, stock dividend, recapitalization, or similar transaction which results in an increase in the number of shares of the Registrant's Common Stock.
(2)  Each share of Common Stock includes a right to purchase one one-thousandth of a share of Series C Junior Participating Preferred
     Stock, par value $.001 per share, of the Registrant, at an exercise price of $24, pursuant to the Rights Agreement, dated as of December 31, 1996, as amended, between the Registrant and American Stock Transfer & Trust Company, as Rights Agent.
(3)  The warrant exercise price is fixed at $7.50.
================================================================================

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

PROSPECTUS

                               QUIDEL CORPORATION
                              10165 MCKELLAR COURT
                               SAN DIEGO, CA 92121
                                 (858) 552-1100

                                     [LOGO]



              950,000 SHARES OF COMMON STOCK OF QUIDEL CORPORATION

                                 $7.50 PER SHARE

         We may offer, from time to time, up to 950,000 shares of our common stock, par value $.001 per share. Only the current holders of 950,000 warrants of Quidel originally issued in 1992 may purchase the shares of common stock that are offered by this prospectus. The warrants were issued in connection with the settlement, in 1990, of a securities class action lawsuit. The warrants expire on April 30, 2002, and have an exercise price of $7.50 per share.

         We do not know when or whether warrantholders may exercise their warrants. We would expect exercises by the warrantholders when the market price of our common stock exceeds $7.50 per share. If all 950,000 warrants are exercised, we would receive a total of $7,125,000.

         Quidel's common stock trades on the Nasdaq National Market under the symbol "QDEL." On August 18, 2000, the closing sale price for the common stock was $7.25 per share. The warrants also are traded on the Nasdaq National Market under the symbol "QDELW."

                                  -------------

         THESE SECURITIES ARE SPECULATIVE AND INVOLVE RISKS. YOU CAREFULLY SHOULD CONSIDER THE FACTORS SPECIFIED UNDER THE CAPTION "RISK FACTORS" COMMENCING ON PAGE 2 OF THIS PROSPECTUS.

                                  -------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -------------

         THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES WILL NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                  -------------

               THE DATE OF THIS PROSPECTUS IS AUGUST __, 2000

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf registration process, we may, from time to time, sell up to 950,000 shares of our common stock in one or more offerings. Please carefully read both this prospectus and any applicable prospectus supplement, together with additional information described under the heading "Where You Can Find More Information."

                               QUIDEL CORPORATION

         We develop, manufacture and market point-of-care rapid diagnostic tests for a variety of medical conditions and illnesses. Our products provide health care professionals with accurate and cost-effective information to quickly diagnose the patient's condition and determine proper treatment before the patient leaves the office. Our products primarily focus on the categories of women's health and infectious diseases. Our products are sold to professionals for use in physician's offices, hospitals, clinical laboratories, and wellness screening centers. We also manufacture a line of products sold to consumers through organizations that provide store-branded products.

         We commenced our operations in 1979. We launched our first products, dipstick-based pregnancy tests, in 1984. We have expanded our product base through internal development and acquisitions of other products in the areas of pregnancy and ovulation, infectious disease, allergy, autoimmune diseases, osteoporosis and urinalysis.

         Our strategy is to become a major health management solutions provider for women, as women continue to play a greater role in health care decisions for themselves and their families. From pregnancy to osteoporosis, we intend to create a life-long link with women by providing diagnostic products and health care information that spans the course of their lives.

         We market our products in the United States primarily through a network of national and regional distributors supported by a direct sales force. When appropriate, we use more focused contract sales organizations. In Europe and the rest of the world, we sell and market from regionally-based subsidiaries and through a sales management team by channeling products through distributor organizations and sales agents.

         Our executive offices are located at 10165 McKellar Court, San Diego, California 92121, and our telephone number is (858) 552-1100.

                                  RISK FACTORS

AN INVESTMENT IN QUIDEL COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS RELATED TO OUR COMMON STOCK OFFERED BY THIS PROSPECTUS AND TO OUR BUSINESS AND OPERATIONS. YOU ALSO SHOULD CAREFULLY CONSIDER THE OTHER INFORMATION IN THIS PROSPECTUS AND IN THE DOCUMENTS INCORPORATED BY REFERENCE. SOME OF THESE FACTORS HAVE AFFECTED, IN THE PAST OR ARE CURRENTLY AFFECTING, OUR FINANCIAL CONDITION OR OPERATING RESULTS. ALL OF THESE FACTORS COULD AFFECT QUIDEL'S FUTURE FINANCIAL CONDITION OR OPERATING RESULTS. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCURS, OUR BUSINESS, INCLUDING OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS, COULD BE HARMED. IF THAT HAPPENS, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

OUR OPERATING RESULTS MAY FLUCTUATE, WHICH COULD HAVE A NEGATIVE EFFECT ON THE PRICE OF OUR COMMON STOCK

         Fluctuations in our operating results, for any reason that decrease sales or profitability, could cause Quidel's growth or operating results to fall below the expectations of investors and securities analysts, and this could cause Quidel's stock price to decline. Quidel has only been profitable for a limited time and may not continue its revenue growth or profitability. Operating results may continue to fluctuate, in a given quarter or annual period, from prior periods as a result of a number of factors, many of which are outside of our control, including:

     - seasonal fluctuations in Quidel's sales of strep throat and influenza tests, which are generally highest in fall and winter;

     -    changes in the level of competition;

     - changes in the economic conditions in Quidel's domestic and international markets;

     - delays in shipments of Quidel's products to customers or from suppliers;

     - manufacturing difficulties and fluctuations in Quidel's manufacturing output, including those arising from constraints in our manufacturing capacity;

     -    actions of Quidel's major distributors;

     - adverse product reviews or delays in product reviews by regulatory agencies;

     -    the timing of significant orders;

     -    changes in the mix of products Quidel sells; and

     -    costs, timing and the level of acceptance of new products.

QUIDEL'S PRODUCTS AND MARKETS REQUIRE CONSIDERABLE RESOURCES TO DEVELOP, AND THIS COULD HAVE A NEGATIVE EFFECT ON OUR PROFITS

         The development, manufacture and sale of diagnostic products requires a significant investment of resources. Quidel's increased investment in sales and marketing activities, manufacturing scale-up and new product development is continuing to increase Quidel's operating expenses, and Quidel's earnings would be adversely affected if Quidel's sales and gross profits do not correspondingly increase, or if our product development efforts are unsuccessful or delayed. Development of new markets also requires a substantial investment of resources, and, if adequate resources are not available, Quidel may be required to delay or scale back market developments.

DELAYS IN MANUFACTURING OUR PRODUCTS COULD REQUIRE US TO SPEND CONSIDERABLE RESOURCES, AND THIS COULD HARM CUSTOMER RELATIONSHIPS

         If Quidel experiences significant demand for our products, we may require additional capital resources to meet these demands. If we are unable to develop necessary manufacturing capabilities, Quidel's sales could be adversely affected. Failure to increase production volumes, if required, in a cost-effective manner, or lower than anticipated yields or production problems encountered as a result of changes in the manufacturing process, could result in shipment delays as well as increased manufacturing costs, which could also have a material adverse effect on our sales.

         The majority of raw materials and purchased components used to manufacture Quidel's products are readily available. However, some of these materials are obtained from a sole supplier or a limited group of suppliers. The reliance on sole or limited suppliers and the failure to maintain long-term agreements with other suppliers involves several risks, including the inability to obtain an adequate supply of raw materials and components and reduced control over pricing, quality and timely delivery. Although we attempt to minimize our supply risks by maintaining an inventory of raw materials and continuously evaluating other sources, any interruption in supply could have a material adverse effect on our sales or cost of sales.

THE LOSS OF KEY DISTRIBUTORS OR AN UNSUCCESSFUL EFFORT TO DIRECTLY DISTRIBUTE QUIDEL'S PRODUCTS COULD LEAD TO REDUCED SALES

         Quidel relies primarily on a small number of key distributors to distribute our products. The loss or termination of Quidel's relationship with any of these key distributors could significantly disrupt our business unless suitable alternatives can be found. Finding a suitable alternative may pose challenges in our industry's competitive environment. Another suitable distributor may not be found on satisfactory terms. We could expand our efforts to distribute and market Quidel's products directly; however, this would require an investment in additional sales and marketing resources, including hiring additional field sales personnel, which would significantly increase Quidel's future selling, general and administrative expenses. In addition, Quidel's direct sales, marketing and distribution efforts may not be successful.

WE MAY NOT ACHIEVE EXPECTED MARKET ACCEPTANCE OF OUR PRODUCTS AMONG PHYSICIANS AND OTHER HEALTH CARE PROVIDERS, AND THIS WILL HAVE A NEGATIVE EFFECT ON FUTURE SALES GROWTH

         Clinical reference laboratories and hospital-based laboratories are significant competitors for our products and provide the majority of diagnostic tests used by physicians and other health-care providers. Quidel's future sales depend on, among other matters, the capture of sales from these laboratories, and if we do not capture sales as expected our sales may not grow as much as we hope. Quidel expects that these laboratories will compete vigorously to maintain their dominance of the testing market. Moreover, even if Quidel can demonstrate that our products are more cost-effective or save time, physicians and other health care providers may resist changing their established source for these tests.

INTENSE COMPETITION IN THE DIAGNOSTIC MARKET MAY REDUCE OUR SALES

         The diagnostic test market is highly competitive. We have a large number of multinational and regional competitors making investments in competing technologies. A number of our competitors have a potential competitive advantage because they have substantially greater financial, technical, research and other resources, and larger, more established marketing, sales, distribution and service organizations than ours. Moreover, some competitors offer broader product lines and have greater name recognition than Quidel. If our competitors' products are more effective or more commercially attractive than ours, our sales could be adversely affected. Competition also has a negative effect on our product prices and, as a result, our profit margins.

TO REMAIN COMPETITIVE QUIDEL MUST CONTINUE TO DEVELOP OR OBTAIN PROPRIETARY TECHNOLOGY RIGHTS; OTHERWISE, OTHER COMPANIES MAY INCREASE THEIR MARKET SHARE BY SELLING PRODUCTS THAT COMPETE WITH OUR PRODUCTS

         Our competitive position is heavily dependent upon obtaining and protecting Quidel's proprietary technology or obtaining licenses from others. Quidel's sales and profits can be significantly affected by the phase out of older products near the end of their product life cycles, as well as the success of new product introduction. Our ability to compete successfully in the diagnostic market depends upon continued development and introduction of new proprietary technology and the improvement of existing technology. If we cannot continue to obtain and protect proprietary technology, our sales and profits could be adversely affected. Moreover, our current and future licenses may not be adequate for the operation of our business.

         Quidel's ability to obtain patents and licenses, and their benefits, are uncertain. We have a number of issued patents and additional applications are pending. However, our pending patent applications may not result in the issuance of any patents, or if issued, the patents may not have priority over others' applications, or, may not offer protection against competitors with similar technology. Moreover, any patents issued to Quidel may be challenged, invalidated or circumvented in the future. Also, we may not be able to obtain licenses for technology patented by others or on commercially reasonable terms. A failure to obtain necessary licenses could prevent us from commercializing some of its products under development.

WE MAY BE INVOLVED IN INTELLECTUAL PROPERTY INFRINGEMENT DISPUTES WHICH ARE COSTLY AND COULD LIMIT OUR ABILITY TO USE SOME TECHNOLOGIES IN THE FUTURE

         There are a large number of patents and patent applications in our product areas, and we believe that there may be significant litigation in our industry regarding patent and other intellectual property rights. Quidel's involvement in litigation to determine rights in proprietary technology could adversely affect our sales because:

     - it consumes a substantial portion of managerial and financial resources;

     - its outcome is inherently uncertain and a court may find the third-party claims valid and that Quidel has no successful defense to such claims;

     -    an adverse outcome could subject Quidel to significant liability;

     - failure to obtain a necessary license upon an adverse outcome could prevent Quidel from selling our current products or other products we may develop; and

     - protection of Quidel's rights may not be available under the law or may be inadequate.

THE UNCERTAINTY AND COST OF REGULATORY APPROVAL FOR OUR PRODUCTS MAY HAVE A NEGATIVE EFFECT ON OUR PROFITABILITY

         Our sales may be negatively affected by unexpected actions of regulatory agencies, including delays in the receipt of or failure to receive approvals or clearances, the loss of previously received approvals or clearances, and the placement of limits on the use of the products. The testing, manufacture and sale of our products are subject to regulation by numerous governmental authorities, principally the FDA and corresponding state and foreign regulatory agencies. Quidel's future performance depends on, among other matters, our estimates as to when and at what cost we will receive regulatory approval for new products. However, complying with laws and regulations of these regulatory agencies can be a lengthy, expensive and uncertain process making the timing and costs of approvals difficult to predict.

         Quidel is also subject to numerous laws relating to such markers as safe working conditions, manufacturing practices, environmental protection, fire hazard control and disposal of hazardous or potentially hazardous substances. It is also impossible to reliably predict the full effect of future legislation or regulatory developments relating to our industry. To the extent the costs and procedures associated with meeting new requirements are substantial, our sales and profitability could be negatively affected.

OUR SALES COULD BE AFFECTED BY THIRD-PARTY REIMBURSEMENT POLICIES AND POTENTIAL COST CONSTRAINTS

         Our sales could be adversely affected by changes in reimbursement policies of governmental or private health care payors. In the United States, health care providers that purchase diagnostic products, such as hospitals and physicians, generally rely on third party payors, principally private health insurance plans, federal Medicare and state Medicaid, to reimburse all or part of the cost of the procedure. We believe that the overall escalating cost of medical products and services has led to and will continue to lead to increased pressures on the health care industry, both foreign and domestic, to reduce the cost of products and services, including our products. Given the efforts to control and reduce health care costs in the United States in recent years, there can be no assurance that currently available levels of reimbursement will continue to be available in the future for Quidel's existing products or products under development. Third-party reimbursement and coverage may not be available or adequate in either U.S. or foreign markets, current reimbursement amounts may be decreased in the future and future legislation, regulation or reimbursement policies of third-party payors may reduce the demand for our products or our ability to sell our products on a profitable basis.

IF WE ARE NOT ABLE TO MANAGE OUR GROWTH STRATEGY, OUR EARNINGS MAY BE REDUCED

         Quidel anticipates increased growth in the number of employees, the scope of operating and financial systems and the geographic area of our operations as new products are developed and commercialized. This growth may divert management's attention from other aspects of our business, and will place a strain on existing management, and operational, financial and management information systems. To manage this growth, Quidel must continue to implement and improve our operational and financial systems and to train, motivate, retain and manage our employees. Furthermore, Quidel may expand into markets in which we have less experience or incur higher costs. Should we encounter difficulties in managing these tasks, our growth strategy may suffer and our sales and earnings could be adversely affected.

OUR BUSINESS COULD BE NEGATIVELY AFFECTED BY THE LOSS OF KEY PERSONNEL OR OUR INABILITY TO HIRE QUALIFIED PERSONNEL

         Quidel's future success depends in part on our ability to retain our key technical, sales, marketing and executive personnel, and our ability to identify and hire additional qualified personnel. Competition for these personnel is intense and if we are not able to retain existing key personnel, or identify and hire additional qualified personnel, our business could be negatively impacted.

QUIDEL IS EXPOSED TO RISKS OF SIGNIFICANT PRODUCT LIABILITY, WHICH IF NOT COVERED BY INSURANCE COULD HAVE AN ADVERSE EFFECT ON QUIDEL'S PROFITS

         There is a risk of product liability claims arising from our testing, manufacturing and marketing of medical diagnostic devices, both those currently being marketed, as well as those under development. Potential product liability claims may exceed the amount of our insurance coverage or may be excluded from coverage under the terms of our policy. Also, if Quidel is held liable, our existing insurance may not be renewed at the same cost and level of coverage as presently in effect, or may not be renewed at all. If Quidel is held liable for a claim against which we are not indemnified or for damages exceeding the limits of our insurance coverage, that claim could have a material negative effect on our results of operations.

OUR EARNINGS MAY BE REDUCED IF WE EXPERIENCE DIFFICULTIES INTEGRATING ACQUIRED COMPANIES OR TECHNOLOGIES AFTER THE ACQUISITION

         We may experience difficulties integrating our own operations with those of companies or technologies that we may acquire, and there can be no assurance that we will realize the benefits and cost savings that we believe the acquisition will provide or that these benefits will be achieved within the time frame we anticipate. The acquisitions may distract management from day-to-day business and may require other substantial resources. Quidel may incur restructuring and integration costs from combining other operations or technologies with ours. These costs may be substantial and may include costs for employee severance, relocation and disposition of excess assets and other acquisition related costs. These costs could have a negative effect on profits.

FUTURE SALES BY EXISTING STOCKHOLDERS COULD DEPRESS THE MARKET PRICE OF OUR COMMON STOCK AND MAKE IT MORE DIFFICULT FOR US TO SELL STOCK IN THE FUTURE

         Upon completion of this offering, we will have outstanding approximately 25,679,000 shares of common stock. The shares offered in this prospectus are eligible for resale in the market without restriction. In addition, on August 21, 2000, a registration statement registering 950,000 shares of our common stock became effective. We also have a substantial number of shares that are issuable upon the exercise of warrants and options. Sales of any substantial number of shares of our common stock in the public market may have an adverse effect on the market price of our common stock. Any sustained sales of shares by our existing or future stockholders or any increase in the average volume of shares traded in the public market may adversely affect the market price of our common stock. These sales also might make it more difficult for us to sell equity or equity-related securities, including the common stock offered in this prospectus, in the future at a time and price that we deem appropriate.

                                 USE OF PROCEEDS

         We intend to use the net proceeds from the sale of the shares offered in this prospectus, resulting from the exercise of the warrants, for general corporate purposes. These purposes may include funding research and development, capital expenditures, working capital, repayment of debt and investments.

                              PLAN OF DISTRIBUTION

         We are registering the 950,000 shares offered in this prospectus pursuant to the registration rights provisions of the Warrant Agreement dated March 20, 1990, between Quidel and American Stock Transfer & Trust Company. We are offering these shares only to current warrantholders. A "warrantholder" may include persons who receive warrants or shares from a warrantholder after the date of this prospectus. We will bear all costs, expenses and fees in connection with the registration of the shares offered in this prospectus. The warrantholders will bear any brokerage commissions and similar selling expenses that may result from their resale of the shares offered in this prospectus.

         The shares offered by us through this prospectus will be issued upon surrender of the associated warrant certificate, completion of documentation to evidence the exercise of the warrant and payment of the exercise price of $7.50 per share in cash, to our warrant agent, American Stock Transfer & Trust Company. Upon proper exercise of a warrant, our warrant agent will issue the shares underlying the exercised warrant in the name of the person as directed by the warrantholder. The warrantholder may exercise all or any portion of a warrant beginning after the date that the registration statement relating to this prospectus becomes effective and ending at 5:00 p.m. New York City time on April 30, 2002. Once issued to a warrantholder upon proper exercise of a warrant, the shares of common stock registered in the registration statement of which this prospectus forms a part will be freely tradeable in the hands of persons other than our affiliates.

         We intend to distribute copies of this prospectus to the record holders of our warrants promptly following the effective date of the registration statement of which this prospectus forms a part. Any warrantholder who desires to purchase shares under this prospectus must properly exercise his or her warrants on or before April 30, 2002.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read or copy any document that we file with the Securities and Exchange Commission at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information about the Public Reference Room by calling the Securities and Exchange Commission for more information at 1-800-SEC-0330. Our filings are also available at the Securities and Exchange Commission's web site at HTTP://WWW.SEC.GOV.

         We filed a registration statement on Form S-3 with the Securities and Exchange Commission that covers the sale of the shares offered in this prospectus. This prospectus is part of that registration statement, but does not include all of the information included in the registration statement. You should refer to the registration statement for additional information about us and the shares offered in this prospectus. Statements that we have made in this prospectus relating to any documents filed as an exhibit to the registration statement or any document incorporated by reference into the registration statement may not be complete. You should review the referenced document itself for a complete understanding of its terms.

         The Securities and Exchange Commission allows us to "incorporate by reference" the information that we filed with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Later information that we file with the Commission automatically will update and supersede the information contained in this prospectus. We are incorporating by reference the documents listed below and any future filings that we will make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

     1. Our Annual Report on Form 10-K for the transition period April 1, 1999 to December 31, 1999.

     2. Our Proxy Statement for the Annual Meeting of Shareholders set for May 24, 2000.

     3.   Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.

     4. Our Quarterly Report on Form 10-Q and Form 10-Q/A for the quarter ended March 31, 2000.

     5.   Our Form 8-K filed on January 4, 2000.

     6.   Our Form 8-K filed on February 4, 2000.

     7. The description of our common stock contained in the Registration Statement on Form 8-A dated February 28, 1983, as amended by our report on Form 8 dated February 26, 1991.

         We mailed copies of our Annual Report and Proxy Statement to all persons who were warrantholders as of March 31, 2000. We will provide to you, without charge, a copy of the documents that we have incorporated by reference in this prospectus (other than exhibits to such documents unless those exhibits are specifically incorporated by reference into this prospectus). Written or oral requests for documents should be directed to Margaret Kuhn, Investor Relations, at 10165 McKellar Court, San Diego, CA 92121 (Telephone: (858) 552-1100).

         You should only rely on the information included in or incorporated by reference into this prospectus. We have not authorized anyone to provide you with additional or different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date of that document.

                           FORWARD-LOOKING STATEMENTS

         In this prospectus, we use the words "believes," "anticipates," "intends" and similar expressions to identify forward-looking statements. These statements relate to risks and uncertainties which could cause actual results to differ materially from those projected. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof. We have no obligation to update forward-looking statements to reflect the occurrence of unanticipated events. You are urged to carefully review and consider the disclosures that we have made under the caption entitled "Risk Factors." We also advise you to review our reports on Forms 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission.

                                  LEGAL MATTERS

         The validity of the shares of common stock covered by this prospectus will be passed upon by Gibson, Dunn & Crutcher LLP, 4 Park Plaza, Jamboree Center, Irvine, California 92614.

                                     EXPERTS

         The consolidated financial statements of Quidel Corporation for the year ended March 31, 1999 included in Quidel Corporation's Annual Report (Form 10-K) for the period April 1, 1999 to December 31, 1999 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

         The consolidated financial statements as of December 31, 1999 and for the nine-month period then ended incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

================================================================================


     We have not authorized any person to give to you any information or to make any representations different from those contained in this prospectus. If you receive any different information, you should not rely on it. The delivery of this prospectus shall not, under any circumstances, imply that we are operating under the same conditions that we were operating under when this prospectus was written. Do not assume that the information in this prospectus is correct as of any time subsequent to the date as of which the information is given. This prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any securities other than the securities to which it relates. This prospectus does not constitute an offer to sell, or the solicitation of any offer to buy, any of the securities offered in this prospectus in any circumstances in which it is unlawful to make the offer or solicitation.

                             ----------------------

                                TABLE OF CONTENTS

              About This Prospectus............................ 2

              Quidel Corporation............................... 2

              Risk Factors..................................... 2

              Use Of Proceeds.................................. 7

              Plan of Distribution............................. 7

              Where You Can Find More Information.............. 7

              Forward-Looking Statements....................... 8

              Legal Matters.................................... 8

              Experts.......................................... 8

================================================================================


                                 950,000 SHARES





                                     [LOGO]





                                  COMMON STOCK





                                 ---------------

                                   PROSPECTUS

                                 ---------------





                                 __________, 2000





================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

                  SEC Registration Fee...........................  $  1,881
                  Printing.......................................     5,000*
                  Legal Fees and Expenses........................    20,000*
                  Accounting Fees and Expenses...................    20,000*
                  Miscellaneous..................................     2,000*
                                                                      ------
                  *Total........................................   $ 48,881*
                                                                 -----------

         *  This amount is an estimate that is subject to future contingencies.

         The foregoing expenses will be paid in 2000. Additional expenses where material will be reported, if necessary, by amendment to this Registration Statement. Quidel will bear all expenses for the preparation and filing of the Registration Statement and certain other expenses. The warrantholders will pay no portion of the foregoing expenses.

ITEM 15  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145(a) of the General Corporation Law of the State of Delaware (the "DGCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

         Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards to those set forth above, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

         Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsection (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such officer or director and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under
Section 145.

         Article 10 of Quidel's Certificate of Incorporation provides for indemnification of directors, officers, employees and other agents to the maximum extent permitted by the DGCL. As permitted by Section 102(b) (7) of the DGCL, Quidel's Amended and Restated Bylaws provide that Quidel shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of Quidel), and whether brought by a third party or by Quidel or in the right of Quidel, by reason of the fact that he is or was a director or officer of Quidel or subsidiary of Quidel or is or was serving at the request of Quidel as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Quidel, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. No indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to Quidel unless and only to the extent that a court of competent jurisdiction has determined upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court has deemed proper.

         To the extent that a person who may be entitled to indemnification has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the Amended and Restated Bylaws, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Expenses incurred in defending or settling a civil or criminal action, suit or proceeding by an individual who may be entitled to indemnification shall be paid by Quidel in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it ultimately is determined that no indemnification is owed.

         To implement the provisions of the DGCL, Quidel's Certificate of Incorporation and Quidel's Amended and Restated Bylaws, Quidel has entered into Indemnification Agreements with each of its directors and officers. The provisions of the Indemnification Agreements parallel the portions of the Amended and Restated Bylaws described above. Under the Indemnification Agreements, however, Quidel's indemnification obligation does not apply under these additional circumstances: claims where the officer or director (a) is adjudged to be liable to Quidel (unless a court of competent jurisdiction determines that indemnification is proper); (b) initiated or brought the claim voluntarily (except certain proceedings to establish or enforce a right to indemnification); (c) has instituted any proceedings to enforce or interpret the Indemnification Agreements, if a court of competent jurisdiction determines that each of the material assertions in the proceeding was not made in good faith or was frivolous; (d) is paid directly under an insurance policy maintained by Quidel; or (e) is required to account for profits in fact made from the purchase or sale of securities of Quidel under Section 16(b) of the Securities Exchange Act of 1934. Absent the Indemnification Agreements, the indemnification that might be available to directors and officers could be changed by amendment to Quidel's Certificate of Incorporation and Amended and Restated Bylaws. In the event of changes, after the date of such Indemnification Agreements, in any applicable law, statute or rule which expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer, such changes shall be, IPSO FACTO, within the purview of the rights and obligations under the Indemnification Agreements. The Company may seek directors and officers liability insurance against the cost of defense, settlement or payment of a judgment under certain circumstances.

ITEM 16  EXHIBITS.

         Set forth below is a list of the exhibits filed as part of this Registration Statement:

EXHIBIT NO.              EXHIBIT

      4.1 Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to Quidel's Current Report on Form 8-K dated February 26, 1991)

      4.2 Amended and Restate Bylaws (incorporated by reference to Exhibit 3.2 to Quidel's Current Report on Form 8-K dated June 16, 1995)

      4.3 Warrant Agreement dated March 20, 1990, between Quidel and American Stock Transfer & Trust Company (incorporated by reference to
            Exhibit 10.3 to Quidel's Form 10-K dated March 31, 1995)

      5.1 Opinion of Gibson, Dunn & Crutcher LLP as to the legality of the securities registered hereby

      23.1  Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)

      23.2  Consent of Ernst & Young LLP, independent auditors

      23.3  Consent of Arthur Andersen LLP, independent public accountants

      24.1 Power of Attorney (contained on the signature page of this Registration Statement)

ITEM 17  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume or securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  PROVIDED, HOWEVER, that paragraphs (1)(i) and (l)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities as that time shall be deemed to be the initial BONA FIDE offering thereof;

         (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit's plan annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons controlling the registrant pursuant to the provisions described in
Item 15 above, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Act of 1933, as amended, I certify that I have reasonable grounds to believe that Quidel Corporation meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on August 18, 2000.

                                       QUIDEL CORPORATION

                                       BY: /s/ Charles J. Cashion
                                           --------------------------
                                           Charles J. Cashion
                                           Senior Vice President,
                                           Corporate Operations,
                                           Chief Financial Officer and Secretary

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Charles J. Cashion and Andre de Bruin his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and his or her name, place and stead, at any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, all with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, with full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

         Date: August 18, 2000


/s/  ANDRE DE BRUIN                   /s/  CHARLES J. CASHION
------------------------------------- ------------------------------------------
Andre de Bruin                        Charles J. Cashion
President and Chief Executive Officer Senior Vice President,
(Principal Executive Officer),        Corporate Operations,
Vice Chairman of the Board            Chief Financial Officer and Secretary
                                      (Principal Financial Officer and Principal
                                      Accounting Officer)

/s/  RICHARD C. E. MORGAN             /s/  JOHN D. DIEKMAN
------------------------------------- ------------------------------------------
Richard C. E. Morgan                  John D. Diekman, Ph.D., Director
Chairman of the Board

/s/  THOMAS A. GLAZE                  /s/  MARGARET G. MCGLYNN
------------------------------------- ------------------------------------------
Thomas A. Glaze, Director             Margaret G. McGlynn, R.Ph., Director

/s/  MARY LAKE POLAN                  /s/  FAYE WATTLETON
------------------------------------- ------------------------------------------
Mary Lake Polan, M.D., Ph.D.,         Faye Wattleton, Director
Director

/s/  GEORGE W. DUNBAR, JR.
-------------------------------------
George W. Dunbar, Jr., Director

                                  EXHIBIT INDEX

EXHIBIT NO.   EXHIBIT

       4.1 Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to Quidel's Current Report on Form 8-K dated February 26, 1991)

       4.2    Amended and Restate Bylaws (incorporated by reference to Exhibit
              3.2 to Quidel's Current Report on Form 8-K dated June 16, 1995)

       4.3 Warrant Agreement dated March 20, 1990, between Quidel and American Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.3 to Quidel's Form 10-K dated March 31, 1995)

       5.1 Opinion of Gibson, Dunn & Crutcher LLP as to the legality of the securities registered hereby

       23.1   Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)

       23.2   Consent of Ernst & Young LLP, independent auditors

       23.3   Consent of Arthur Andersen LLP, independent public accountants

       24.1 Power of Attorney (contained on the signature page of this Registration Statement)